Exhibit 10.1

AMENDMENT NO. 14
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)

        THIS AMENDMENT NO. 14, executed this 4th day of August, 2009, and effective as of the dates specified herein, by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

W I T N E S S E T H:

        WHEREAS, the Company revised and restated the ENSCO Savings Plan (the "Plan"), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of "annual compensation" used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the 'Code'), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

        WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the "Proposed Regulations") issued under Section 401(a)(9) of Code;

        WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

        WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the "Final Claims Procedure Regulations");

        WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under Section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the "Final Required Minimum Distribution Regulations");

        WHEREAS, the Company acquired Chiles Offshore Inc. ("Chiles"), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. ("Chore"), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the "Chiles 401(k) Plan");

        WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;

        WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;

        WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the "Date of Participation") by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59-1/2;

        WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;

        WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;

        WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;

        WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;

        WHEREAS, the Katrina Emergency Tax Relief Act of 2005 ("KETRA") amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;

        WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

        WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;

        WHEREAS, the Company adopted Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

        WHEREAS, the Company adopted Amendment No. 9 to the revised and restated Plan, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;

        WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the "Final 401(k)/401(m) Regulations");

        WHEREAS, the Company adopted Amendment No. 10 to the revised and restated Plan (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;

        WHEREAS, the Company adopted Amendment No. 11 to the revised and restated Plan, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the Plan;

        WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans' participants providing certain specific information;

        WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the "Qualified Default Investment Alternatives Regulations");

        WHEREAS, the Company adopted Amendment No. 12 to the revised and restated Plan, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the Plan to provide a limitation on the portion of a participant's individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the Plan to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the Plan to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the Plan to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the Plan to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or re-employment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;

        WHEREAS, the Company adopted Amendment No. 13 to the revised and restated Plan, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and Section 3.1(b)(iv) of the Plan to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee's permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the Plan to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the Plan to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee's permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that may be made to the Plan under Section 3.3 for any plan year beginning on or after January 1, 2008;

        WHEREAS, final Treasury regulations were issued under Section 415 of the Code which became effective to the Plan as of January 1, 2008 (the "Final 415 Regulations"); and

        WHEREAS, the Company now desires to adopt this Amendment No. 14 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Article VIII of the Plan to reflect the Final 415 Regulations, and (ii) amend, effective October 1, 2009, Section 22.8 of the Plan to reduce the increments by which participants can select investment funds from ten percent to the lowest increment determined from time to time by the administrator of the Plan and to reduce the limitation on the portion of a participant's individual account that may be invested in Fund 5;

        NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 14 to the Plan:

        1.     Article VIII of the Plan is hereby amended, effective as of January 1, 2008, to read as follows:

ARTICLE VIII

LIMITATIONS ON ALLOCATIONS

Sec. 8.1 Limitation on Allocations. Notwithstanding any other provision of the Plan, the following provisions shall be applicable to the Plan:
(a) If the Plan is the only plan maintained by an Employer which covers the class of Employees eligible to participate hereunder and the Participant does not participate in and has never participated in a Related Plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an Annual Addition, the Annual Additions which may be allocated under the Plan to a Participant's Individual Account for a Limitation Year shall not exceed the lesser of:

(i) the Maximum Permissible Amount; or

(ii) any other limitation contained in the Plan. Maximum Permissible Amount; or

(b) If an Employer maintains, in addition to the Plan, (i) a Related Plan which covers the same class of Employees eligible to participate hereunder, (ii) a welfare benefit fund, as defined in Section 419(e) of the Code, or (iii) an individual medical account, as defined in Section 415(l)(2) of the Code, which provides an Annual Addition, the Annual Additions which may be allocated under the Plan to a Participant's Individual Account for a Limitation Year shall not exceed the lesser of:

(i) the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under the Plan and such other Related Plan and the welfare plans described in clauses (ii) and (iii) above; or

(ii) any other limitation contained in the Plan.

Sec. 8.2 Definitions. For purposes of this Article VIII, the following terms shall have the meanings set forth below:
(a) "Annual Additions" means the sum of the following amounts allocated to a Participant's Individual Account for a Limitation Year:

(i) all Employer contributions;

(ii) all forfeitures

(iii) all Employee contributions other than catch-up contributions made pursuant to Section 414(v) of the Code; and

(iv) all amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

In addition, Annual Additions shall include Excess Elective Deferrals under Section 4.1 that are not distributed under that section to the Participant before April 15 following the taxable year of deferral, Excess Salary Reduction Contributions within the meaning of Section 4.3, and Excess Matching Contributions within the meaning of Section 5.2, but shall not include Restorative Payments.

For purposes of this Article VIII, Employee contributions shall be determined without regard to any (i) rollover contribution within the meaning of Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code, (ii) repayment of prior Plan distributions described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7)(C) of the Code) and Section 411(a)(3)(D) of the Code, (iii) contribution by the Employee to a simplified employee pension, (iv) contribution by the Employee to an individual retirement account or individual retirement annuity, (v) repayment of loans made to the Participant from the Plan, and (vi) direct transfer of Employee contributions from a plan described in Section 401(a) of the Code to the Plan.

(b) "Excess Amount" means the excess of the Annual Additions allocated to a Participant's Individual Account for the Limitation Year over the Maximum Permissible Amount, less loading and other administrative charges allocable to such excess.

(c) "Limitation Year" means a twelve-consecutive month period ending on the last day of the Year. All qualified plans maintained by the Employer must use the same Limitation Year unless different years are elected as allowed by procedures established by the Internal Revenue Service. The Limitation Year may be changed only by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan shall be treated as if the Plan had been amended to change the Limitation Year.

(d) "Maximum Permissible Amount" means, for a Limitation Year with respect to any Participant, the lesser of:

(i) $46,000. [or, beginning January 1, 2009, and each January thereafter, such other dollar limitation determined for the Limitation Year by automatically adjusting the $46,000 limitation by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code in such manner as the Secretary shall prescribe]; or

(ii) 100% of the Participant's Annual Compensation for the Limitation Year.

The compensation limit referred to in clause (ii) above shall not apply to any contribution for medical benefits after separation from service [within the meaning of Section 401(h) or 419A(f)(2) of the Code], which is otherwise treated as an Annual Addition.

(e) "Employer" means for purposes of this Article VIII, the Employer and any Affiliated Company that adopts the Plan; provided, however, the determination under Sections 414(b) and (c) of the Code shall be made as if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent" each place it is incorporated into Sections 414(b) and (c) of the Code.

(f) "Annual Compensation" means, notwithstanding Section 1.5, for the purposes of this Article VIII, a Participant's earned income, wages, salaries, fees for professional service and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includible in gross income [including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan, as described in Treas. Reg.§ 1.62-2(c)], and excluding the following:

(i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Employee when distributed;

(ii) amounts realized from the exercise of a non-qualified stock option [which is an option other than a statutory option defined in Treas. Reg. §1.421-1(b)], or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option [as defined in Treas. Reg. §1.421-1(b)]; and

(iv) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Code).

Annual Compensation shall be determined hereunder without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

Annual Compensation shall include:

(i) amounts contributed by an Employer pursuant to a salary reduction agreement which are excludable from the Participant's gross income under Sections 125, 402(e)(3), 402(h)(1)(B), 408(p)(2)(A)(i), 457 or 403(b) of the Code, and elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code; and

(ii) amounts includible in the Participant's gross income under the rules of Section 409A of the Code and Section 457(f)(1)(A) of the Code or because amounts are constructively received by the Employee.

Annual Compensation for any Limitation Year is the Annual Compensation actually paid or includible in gross income during such Limitation Year and, except as provided in this paragraph, shall not include amounts paid to a Participant after severance from employment. Annual Compensation shall include the following amounts that are paid prior to the later of two and one-half months after a Participant's severance from employment or the end of the Limitation Year that includes the date of such severance from employment:

(i) payments of regular compensation for services during the Participant's regular working hours, or compensation for services outside his regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, that would have been paid to the Participant prior to a severance from employment had he continued in employment with the Employer; and

(ii) payments for unused accrued bona fide sick, vacation or other leave, but only if (A) the Participant would have been able to use the leave if his employment had continued, and (B) the payments would have been included in the definition of Annual Compensation if those payments had been paid prior to the Participant's severance from employment.

(g) "Related Plan" means any other defined contribution plan [as defined in Section 415(k) of the Code] maintained by any Employer as defined in Section 8.2(e).

(h) "Restorative Payments" means payments made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are Restorative Payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Restorative Payments include payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not Restorative Payments and generally constitute Employer contributions that are considered Annual Additions.

        Sec. 8.3  Correction of Excess Amounts.  Notwithstanding any provision of the Plan to the contrary, if the Plan holds Excess Amounts because the Annual Additions for one or more Participants exceed the Maximum Permissible Amount, then the Plan may only correct such Excess Amounts in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2008-50 issued by the Internal Revenue Service, as the principles of such Revenue Procedure may be modified or expanded from time to time, or any other correction procedures available generally to the Company with respect to the Plan, including, but not limited to, the preamble of the final Treasury regulations issued under Section 415 of the Code.

Sec. 8.4 Aggregation and Disaggregation of Plans. For purposes of this Article VIII, the following provisions shall be applicable to each Employer covered by the Plan:
(a) For purposes of applying the limitations of Section 415 of the Code, all defined contributions plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a "predecessor employer") under which the Participant receives annual additions are treated as one defined contribution plan. For purposes of this Section 8.4(a):

(i) A former Employer is a "predecessor employer" with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Treas. Reg. §1.415(f)-1(b)(2) shall apply as if the Employer and predecessor employer constituted a single Employer under the rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation [and, as if the Employer and predecessor employer constituted two, unrelated employers under the rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation] and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

(ii) With respect to an Employer of a Participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(b) For purposes of aggregating plans for Section 415 of the Code, a "formerly affiliated plan" of an Employer shall be taken into account for purposes of applying the limitations under Section 415 of the Code to the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the "cessation of affiliation." For purposes of this Section 8.4(b), a "formerly affiliated plan" of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer [as determined under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2)], and, immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer [as determined under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2)]. For purposes of this Section 8.4(b), a "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Treas. Reg. §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of Treas. Reg. §§1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(c) Two or more defined contribution plans that are not required to be aggregated pursuant to Section 415(f) of the Code as of the first day of a Limitation Year do not fail to satisfy the requirements of Section 415 of the Code with respect to a Participant for the Limitation Year merely because those plans are aggregated later in that Limitation Year, provided that no annual additions are credited to the Participant's individual account after the date on which the plans are required to be aggregated.

        2.     Section 22.8  Participant Direction of Investments.  To the extent permitted by the Administrator from time to time, based on a non-discriminatory policy, each Participant and Former Participant may direct the Trustee concerning the investment of his Individual Account among Investment Funds made available to the Participants and Former Participants by the Administrator from time to time. The investment direction rights under this Section 22.8 and the related procedures shall also apply to Beneficiaries and Alternate Payees for whom an Individual Account is held under the Plan. The Administrator may change the Investment Funds set forth in Section 1.24 at such time as it may determine in its sole and absolute discretion; provided, however, that the Administrator shall maintain, at a minimum, at least three investment funds representing a broad range of investment alternatives which provide Participants and Former Participants with a reasonable opportunity to materially affect the potential return on amounts in their Individual Accounts. The Administrator may use registered mutual funds, bank-maintained collective investment funds or similar arrangements as funding vehicles for the Investment Funds, provided that the underlying investments of any such arrangement are consistent with the investment objectives of the particular Investment Fund, as established by the Administrator. The Administrator, in its sole and absolute discretion, may at any time establish new Investment Funds or discontinue existing Investment Funds and may at any time increase or decrease the number of Investment Funds that are offered to Participants and Former Participants under the Plan. If the Administrator determines that there is insufficient participation in a particular Investment Fund, the Administrator may, in its sole and absolute discretion, discontinue the availability of that Investment Fund.

        A Participant or Former Participant may elect to invest the balance of his Individual Account in any one or more of the Investment Funds, but any such election of the Investment Funds must be in one percent increments (or such other minimum increment as may be determined by the Administrator) totaling 100%. At the time an Employee becomes a Participant, he shall complete and file with the Administrator using the form furnished by the Administrator or, if permitted by the Administrator, an Interactive Electronic Communication, designating the Investment Funds under which his Salary Reduction Contributions, accounts under a plan merged into the Plan, Rollover Contributions, if any, Employer profit sharing contributions and Matching Contributions, if any, allocated to his Individual Account, if any, are to be initially invested. Separate elections may be made with respect to different types of contributions. The Employer's profit sharing contributions pursuant to Section 3.3, if any, and Matching Contributions pursuant to Section 3.2, if any, shall be invested in accordance with the Participant's elections in effect at the time that such Employer profit sharing contributions and Matching Contributions are actually made to the Plan. The directions, and any change thereto, must be in writing or, if permitted by the Administrator, by Interactive Electronic Communication.

        Up to 100% of the assets of a Participant's Individual Account attributable to contributions allocated to his Individual Account on or before May 31, 2008 may be invested in Fund 5. Effective June 1, 2008, a Participant may not direct that more than 50% of the assets of his Individual Account attributable to contributions allocated to his Individual Account after May 31, 2008 may be invested in Fund 5. If the investment election of any Participant in effect on June 1, 2008 provides for an election in excess of 50% to Fund 5, that investment election shall be automatically revised, effective June 1, 2008, with respect to the specific election to Fund 5 to provide for an election of 50% to Fund 5 and the percentage elected in excess of 50% shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund (currently set forth in Section 1.24 as Funds 13-24) determined by the age of the Participant. Notwithstanding that the value of the assets in a Participant's Individual Account that are invested in Fund 5 on June 1, 2008 is 50% or more of the total value of the assets in his Individual Account on that date, the Participant's Individual Account may continue to hold that investment interest in Fund 5 after May 31, 2008 and the investment election in Fund 5 permitted by the two preceding sentences with respect to contributions allocated to his Individual Account after May 31, 2008 shall not be affected. A Participant shall not be permitted, however, to direct the Trustee (in writing, or if permitted by the Administrator, by giving an Interactive Electronic Communication) after May 31, 2008 to change the investment of the assets then allocated to his Individual Account if (i) that investment election requires reinvestment of any assets in his Individual Account into Fund 5 and the value of the assets in his Individual Account that are invested in Fund 5 on that date is 50% or more of the total value of the assets in his Individual Account on that date, or (ii) the effect of that investment election would result in more than 50% of the value of the total assets in his Individual Account on that date being invested in Fund 5.

        Effective October 1, 2009, a Participant may not direct that more than 25% of the assets of his Individual Account attributable to contributions allocated to his Individual Account after September 30, 2009 may be invested in Fund 5. If the investment election of any Participant in effect on October 1, 2009 provides for an election in excess of 25% to Fund 5, that investment election shall be automatically revised, effective October 1, 2009, with respect to the specific election to Fund 5 to provide for an election of 25% to Fund 5 and the percentage elected in excess of 25% shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund (currently set forth in Section 1.24 as Funds 13-24) determined by the age of the Participant. Notwithstanding that the value of the assets in a Participant's Individual Account that are invested in Fund 5 on October 1, 2009 is 25% or more of the total value of the assets in his Individual Account on that date, the Participant's Individual Account may continue to hold that investment interest in Fund 5 after September 30, 2009 and the investment election in Fund 5 permitted by the two preceding sentences with respect to contributions allocated to his Individual Account after September 30, 2009 shall not be affected. A Participant shall not be permitted, however, to direct the Trustee (in writing, or if permitted by the Administrator, by giving an Interactive Electronic Communication) after September 30, 2009 to change the investment of the assets then allocated to his Individual Account if (i) that investment election requires reinvestment of any assets in his Individual Account into Fund 5 and the value of the assets in his Individual Account that are invested in Fund 5 on that date is 25% or more of the total value of the assets in his Individual Account on that date, or (ii) the effect of that investment election would result in more than 25% of the value of the total assets in his Individual Account on that date being invested in Fund 5.

        If an Employee has an employment or re-employment commencement date after May 31, 2008 and fails to complete and file with the Administrator using the form furnished by the Administrator or, if allowed by the Administrator, to give an Interactive Electronic Communication, directing the Trustee concerning the investment of his Individual Account, the entire balance of his Individual Account shall be invested in the particular T. Rowe Price target date retirement fund (currently set forth in Section 1.24 as Funds 13-24) determined by the age of the Participant or Former Participant pending the Administrator's receipt of investment direction from, or an Interactive Electronic Communication by, the Participant or Former Participant, or in such other default investment fund or funds as may be designated by the Administrator from time to time for such purpose which constitute a "qualified default investment alternative" under the applicable Department of Labor regulations. At such time or times required by Section 404(c) of ERISA and the Department of Labor regulations promulgated thereunder, the Administrator shall give each Participant and Former Participant a Notice of his rights and obligations under the default arrangement which is sufficiently accurate and comprehensive to apprise the Participant or Former Participant of such rights and obligations and is written in a manner to be understood by the average Participant, as well as of such other information required by the applicable Department of Labor regulations. The Notice must (i) explain the Participant's or Former Participant's rights under the Plan to specifically elect to exercise control over the investment of his Individual Account, (ii) explain how the Participant's or Former Participant's Individual Account will be invested in the absence of an investment election by the Participant or Former Participant, and (iii) include all other information required by the applicable Department of Labor regulations. Each Participant and Former Participant whose Individual Account has been invested in a default investment fund shall be permitted to transfer to any other Investment Fund as frequently as Participants and Former Participants who affirmatively elect to direct the investment of their Individual Accounts hereunder. If an Employee has an employment or re-employment commencement date before June 1, 2008 and fails to direct the investment of his Individual Account, the entire balance of his Individual Account shall be invested in Fund 4.

        Effective January 1, 2007, the statement described in Section 10.2 that is required to be provided, at least quarterly, to the Participants, Former Participants, Beneficiaries and Alternate Payees for whom an Individual Account is held hereunder must include (i) the value of each investment to which assets in the individual's Individual Account are allocated (determined as of the Plan's most recent valuation date), (ii) an explanation of any limitations or restrictions on any right of the individual to direct an investment, (iii) an explanation, written in a manner calculated to be understood by the average Participant, of the importance, for the long-term retirement security of Participants of a well-balanced and diversified investment portfolio, including a statement of the risk that holding more than 20 percent of a portfolio in the security of one entity may not be adequately diversified, and (iv) a Notice directing the Participant, Former Participant, Beneficiary or Alternate Payee to the Internet website of the Department of Labor for sources of information on individual investing and diversification.

        IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 14 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED /s/ Cary A. Moomjian, Jr. Cary A. Moomjian, Jr. Vice President
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